UNITED STATES
                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549
                                                  Registration No.  333-45847


                                                AMENDMENT No. 2 TO

                                                     FORM S-3

                   REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                            Ionic Fuel Technology, Inc.
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                 (Exact name of registrant as specified in its charter)

                                                     Delaware
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          (State or other jurisdiction of incorporation or organization)

                                                    061-333140
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                                      (I.R.S. Employer Identification Number)

             300 Delaware Ave., Suite 1704, Wilmington DE 19801 (302) 427-5957
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(Address,  including zip code,  and telephone  number,  including  area code, of registrant's principal executive offices)

                Mr. Douglas F. Johnston, c/o Ionic Fuel Technology, Inc.
         300 Delaware Ave., Suite 1704, Wilmington DE 19801 (302) 427-5957
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(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: o

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: o

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. o


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                            CALCULATION OF REGISTRATION FEE


Title of each class of securities to be         Amount to be        Proposed       Proposed maximum         Amount of
registered                                       registered         maximum       aggregate offering      registration
                                                                    offering             price                 fee
                                                                   price per
                                                                   share (1)
Shares of Common Stock                            1,488,000          $3.22         $4,791,360               $1,413.45
$0.01 par value (2)                                Shares

         Series A Warrants (3)                   63,000          $0.33             $    20,790           $  6.13

         Series B Warrants (3)                      63,000          $0.33              $    20,790          $       6.13

         TOTAL                                                                                         $1,425.71

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(1)  Calculated, pursuant to Rule 457(c), as the average of the bid and asked prices as of the close of trading on February 5, 1998.

(2) Includes 600,000 shares of Common Stock underlying 1,200,000 outstanding Series A Warrants , 600,000 shares of Common Stock underlying 1,200,000 outstanding Series B Warrants, an aggregate of 150,000 shares of Common Stock underlying outstanding warrants issued in consideration for investment banking services; an aggregate of 126,000 shares of Common Stock underlying Underwriter's Warrants (and the Series A and Series B Warrants issuable upon the exercise thereof) issued in connection with the Company's initial public offering in July 1994 and 12,000 shares of Common Stock.

(3) Includes Warrants underlying the Underwriter's Warrants.



          -----------------------------------------------------


         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                -----------------------------------------------------






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                                            IONIC FUEL TECHNOLOGY, INC.

                                          Form S-3 Cross Reference Sheet
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  Item                                Caption                                               Location
1.         Forepart of Registration Statement                              Inside Front and Outside Back
                                                                           Cover Pages
2.         Inside Front and Outside Back Cover Pages                       Inside Front and Outside Back
                                                                           Cover Pages
3.         Summary Information and Risk Factors                            Risk Factors
4.         Use of Proceeds                                                 Use of Proceeds
5.         Determination of Offering Price                                 Not Applicable
6.         Dilution                                                        Not Applicable
7.         Selling Security Holders                                        Selling Stockholders
8.         Plan of Distribution                                            Plan of Distribution
9.         Description of Securities                                       Description of Securities
10.        Interest of Named Experts and Counsel                           Legal Matters; Experts
11.        Material Changes                                                Not Applicable
12.        Incorporation of Certain Information by Reference               Incorporation of Certain
                                                                           Documents by Reference
13.        Disclosure of Commission Position on                            Risk Factors
           Indemnification for Securities Act Liabilities






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



                   Subject to completion dated April 23, 1998
PROSPECTUS
                        1,488,000 Shares of Common Stock
               63,000 Series A Warrants / 63,000 Series B Warrants
                           IONIC FUEL TECHNOLOGY, INC.
         This Prospectus relates to the offering of an aggregate of 1,488,000 shares of common stock ("Common Stock"), par value $0.01 per share, as well as 63,000 Series A Redeemable Common Stock Purchase Warrants ("Series A Warrants") and 63,000 Series B Redeemable Common Stock Purchase Warrants ("Series B Warrants") of Ionic Fuel Technology, Inc. a Delaware corporation ("Company"). 12,000 of such shares of Common Stock are being offered by certain of the Selling Stockholders; 600,000 of such shares underlying 1,200,000 outstanding Series A Warrants and 600,000 of such shares underlying 1,200,000 outstanding Series B Warrants are being offered by the Company; 150,000 of such shares being offered by certain of the Selling Stockholders underlie outstanding warrants issued in consideration of financial advisory services ("Advisor's Warrants"); 63,000 of such shares being offered by certain of the Selling Stockholders underlie Underwriter's Warrants issued in connection with the Company's July 1994 initial public offering ("Underwriter's Warrants"); 31,500 of such shares underlie the 63,000 Series A Warrants offered hereby and 31,500 of such shares underlie the 63,000 Series B Warrants offered hereby. Such Series A Warrants and Series B Warrants (all of which, as well as the underlying aggregate of 63,000 shares of Common Stock, are being offered by the Selling Stockholders) also underlie the Underwriter's Warrants, which entitle the holder to purchase one
(1) unit consisting of one (1) share of Common Stock, one (1) Series A Warrant and one (1) Series B Warrant at an exercise price of $8.25 per unit until July 28, 1999. (The Common Stock, Series A Warrants and Series B Warrants are hereinafter referred to collectively as the "Securities.")

         The Securities offered by this Prospectus may be sold from time to time by the holders who have exercised their Series A or Series B Warrants ("Warrant Holders") or by the Selling Stockholders. No underwriting arrangements have been entered into by the Warrant Holders or the Selling Stockholders. The distribution of the Securities by the Warrant Holders or the Selling Stockholders may be effected in one or more transactions that may take place on the over-the-counter market including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale of such shares as principals at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Warrant Holders in connection with sales of the Common Stock. Transfers of the Securities may also be made pursuant to applicable exemptions under the Securities Act of 1933, as amended ("Securities Act") including, but not limited to, sales under Rule 144 under the Securities Act.

         The Warrant Holders, Selling Stockholders and intermediaries through whom the Securities may be sold may be deemed "underwriters" within the meaning of the Securities Act with respect to the Securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

         The Company will not receive any of the proceeds from the sale of the securities by the Warrant Holders or the Selling Stockholders, but may receive proceeds of up to $9,792,000 upon the exercise in full of the Series A Warrants, the Series B Warrants, the Underwriter's Warrants and the Advisor's Warrants. All costs in incurred in the registration of the Securities are being borne by the Company. See "Selling Stockholders."

         The Company is required to furnish its security holders with annual reports containing audited financial statements and the audit report of the independent certified public accountants and such interim reports as it deems appropriate or as may be required by law. The Company's fiscal year ends June 30.

         AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS", WHICH BEGINS ON PAGE 4.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS, ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            The date of this Prospectus is __________________ , 1998

         Since the Company's July 1994 public offering, there has been a public market for the Common Stock, the Series A Warrants and the Series B Warrants. No assurance may be given, however, that such market will be sustained. The Common Stock, Series A Warrants and Series B Warrants are quoted on The Nasdaq SmallCap Market(sm) ("Nasdaq") under the symbols "IFTI," "IFTW" and "IFTZ," respectively. There can be no assurance given that the Company will be able to satisfy on a continuing basis the requirements for quotation of such securities on Nasdaq. See Risk Factors "Potential Absence of Public Market for Common Stock," and "Risk of Penny Stock Regulations."


                                              AVAILABLE INFORMATION

           The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") and in accordance therewith files reports, proxy or information statements and other information with the Securities and Exchange Commission ("Commission"). Such reports, proxy statements and other information can be inspected and copies made at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional office located at Seven World Trade Center, Suite 1300, New York, NY 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission in Room 1024 at 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports may also be obtained by visiting the Commission's Internet home page at www.sec.gov.

         Additional information regarding the Company and the Common Stock offered hereby is contained in the Registration Statement on Form S-3 and the exhibits thereto filed with the Commission under the Securities Act of 1933, as amended. For further information pertaining to the Company and the Common Stock, copies may be inspected without charge at, and copies thereof may be obtained at prescribed rates from, the office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

                     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, filed by the Company with the Commission under the Exchange Act, are incorporated in this Prospectus by reference:


(a) The Company's Annual Report on Form 10-K for the year ended June 30, 1997 filed September 26, 1997;

(b) The Company's Annual Report on Form 10-K/A for the year ended June 30, 1997 filed April 2, 1998;

(c) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 filed November 6, 1997;

(d) The Company's Quarterly Report on Form 10-Q/A for the quarter ended September 30, 1997 filed April 2, 1998;

(e) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997 filed February 12, 1998;

(f) The Company's Quarterly Report on Form 10-Q/A for the quarter ended December 31, 1997 filed April 2, 1998;

(g) The Company's Quarterly Report on Form 10-Q/A2 for the quarter ended December 31, 1997 filed April 23, 1998;


(h) The Company's Current Report on Form 8-K dated July 10, 1997;

(i) The Company's Current Report on Form 8-K dated July 24, 1997; and

(j) The description of the Company's securities contained in the Company's Registration Statement on Form 8-A under Section 12 of the Exchange Act dated July 19, 1994, and any and all amendments and reports filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Earnings Per Share

         In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, Earnings per Share ("Statement 128"). Statement 128 replaced the previously reported primary and fully diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. The Company's net loss per share amounts for all interim and fiscal years, (including presentations in selected financial data) which are incorporated by reference, calculated under the basic earnings per share method are the same as under the primary earnings per share method. The calculation of diluted per share amounts is similar to the calculation of fully diluted earnings per share amounts. As a result of having incurred losses, all dilutive securities have been omitted from the calculation of diluted net loss per share as their inclusion would be anti-dilutive. Therefore, basic and diluted net loss per share amounts (which are incorporated by reference in the aforementioned documents) are the same for all periods.


         The Company will provide without charge to each person to whom this Prospectus is delivered, on the written request of such person, a copy of any or all of the documents incorporated by reference (other than exhibits to such documents). Requests for such copies should be directed to the principal offices of the Company at Ionic Fuel Technology, Inc., 300 Delaware Ave. Suite 1704, Wilmington DE 19801, telephone number (302) 427-5957.

                                                   RISK FACTORS

         THE SECURITIES OFFERED HEREBY ARE SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. SUCH SECURITIES SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THEREFORE, EACH PROSPECTIVE INVESTOR SHOULD, PRIOR TO PURCHASE, CONSIDER VERY CAREFULLY THE FOLLOWING RISK FACTORS, AS WELL AS ALL OF THE OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS AND THE INFORMATION CONTAINED IN THE FINANCIAL STATEMENTS, THE NOTES THERETO AND THE DOCUMENTS REFERENCED HEREIN.

         When used in this Prospectus, the words "may," "will," "expect," "anticipate," "continue," "estimate," "project," "intend" and similar expressions are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended regarding events, conditions and financial trends that may affect the Company's future plans of operations, business strategy, operating results and financial position. Prospective investors are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties and that actual results may differ materially from those included within the forward-looking statements as a result of various factors. Such factors are described in the Risk Factors set forth below. All references are to the Company's Annual Report on Form 10-K/A for the fiscal year ended June 30, 1997.

         UNCERTAINTY OF FUTURE PROFITABILITY IN LIGHT OF RECURRING
LOSSES. The Company has an accumulated deficit at December 31, 1997 of ($10,527,767). For the six months ended December 31, 1997 and the year ended June 30, 1997, the Company had net losses of ($624,100) and ($1,004,425), respectively. The Company has had net losses for six consecutive years and does not expect to be profitable unless and until such time as the IFT System generates sufficient revenue to fund the Company's continuing operations. No assurance can be given that the Company will become profitable. See "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the "Consolidated Financial Statements".

         UNCERTAINTY OF MARKET ACCEPTANCE. The Company was formed in December 1991 and is therefore subject to all of the risks inherent in operating a new business. Sales and leasing of the IFT System did not commence on a commercial basis until the beginning of 1993. The IFT System has been sold only on a limited basis in the U.K. and Europe and tested on only a limited basis and sold only once in the United States. No assurance can be given that the IFT System will be accepted in the marketplace in the quantity necessary for the Company to operate profitably, or at all. See "Business--Marketing and Sales"

DEPENDENCE ON CONTINUED ENFORCEMENT OF ENVIRONMENTAL REGULATIONS. Domestic and international environmental laws and regulations are, and will continue to be, a principal factor affecting demand for the IFT System. A decline in enforcement and related expenditures by businesses subject to such laws and regulations could have a significant
                                                         5
adverse effect on the demand for the IFT System. Furthermore, there can be no assurance that increased governmental regulation of the environment will result in increased revenue to the Company. In addition, there can be no assurance that the IFT System currently, or as adjusted or enhanced, will enable others to comply with yet unspecified emissions standards implemented by any amendments to present laws and regulations or any future legislation or that the Company will be successful in its marketing efforts in these regards. See "Business--Regulations."
         EXPOSURE TO PRODUCT LIABILITY CLAIMS. The Company may be subject to product liability in connection with the use of its System. In the event the insurer of the Company's wholly owned UK subsidiary IFT Ltd ("IFT Ltd.") decides to no longer insure IFT Ltd. on terms and conditions acceptable to the Company, or at all, the Company may experience difficulty in securing adequate coverage in a timely fashion on attractive terms and conditions, if at all. An underinsured or completely uninsured claim against the Company, if successful and of sufficient magnitude, could have a material adverse effect on the Company.

         INTENSELY COMPETITIVE MARKET. Competition in the manufacture and sale of equipment to reduce harmful emissions or improve fuel consumption is intense. Other companies, many of whom have substantially greater financial resources than the Company, also supply equipment which reduces harmful emissions or improves fuel consumption. Current competitors or new market entrants could introduce new or enhanced products with features, methods or processes that render the IFT System obsolete or inferior.

         ABILITY TO ADAPT TO TECHNOLOGICAL CHANGE. Future technological developments and novel approaches in the flame combustion field as well as enhancements of current technology will, in all likelihood, create new products and services that directly compete with the IFT System. The Company's future success will, to a certain extent, depend on its ability to develop and enhance its product and to keep abreast of market needs and advancing technology. No assurance can be given that the Company will be able to keep up with technological change, the demands of the marketplace, or otherwise compete successfully. See "Business--Marketing and Sales" and --"Competition."

         DEPENDENCE UPON PATENTS AND PROPRIETARY RIGHTS. The technology utilized in the IFT System is protected by patent rights sold and assigned to the Company and patent applications pending on behalf of the Company. The Company's success depends, in part, on its ability to protect these patents, maintain trade secret protection and operate without infringing on the proprietary rights of third parties. There can be no assurance that any of the pending patent applications owned by the Company will be approved, that the Company's patent rights will provide the Company with competitive advantages or not be challenged by third parties and will adequately protect the IFT System, its components and processes. Furthermore, there can be no assurance that others will not independently develop similar or superior technologies, duplicate any of the Company's processes or design around the Company's patented processes. In addition, the Company could incur substantial costs in defending itself in patent infringement suits brought against the Company or in bringing patent infringement suits against third parties. Finally, no assurance can be given that the Company's trade secrets and proprietary know-how will not otherwise become known or be independently discovered by others. See "Business--Patents."

LACK OF EMPLOYMENT AGREEMENTS WITH KEY MANAGEMENT. The Company is highly dependent upon the efforts of Messrs. Douglas Johnston and Anthony Garner, its Chairman and President, respectively. The Company does not have employment agreements with any of these individuals. If the Company were to lose the services of any of these officers before a qualified replacement could be found, it may have a material adverse effect upon the Company. See "Management."

         POSSIBLE NEED FOR ADDITIONAL FINANCING TO MAINTAIN QUOTATION
ON NASDAQ. The Securities are listed for quotation on the Nasdaq SmallCap MarketSM, which requires companies to have "Net Tangible Assets" (as defined in the Nasdaq Market Place Rules) of at least $2,000,000 to maintain such listing. In order to meet such criteria, the Company may be required to seek additional financing in the near future. No assurance can be given that, if needed, such financing will be available to the Company on commercially acceptable terms, if at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

CONTROL BY EXISTING MANAGEMENT. As of the date hereof, the Company's directors and executive officers beneficially own approximately 25.44% of the outstanding shares of the Company's Common Stock. Accordingly, current management will continue to have the ability to significantly influence the election of all of the Company's directors and the direction of the Company's affairs. See "Principal Stockholders."

         POTENTIAL ADVERSE EFFECT OF CURRENCY FLUCTUATIONS. The Company's manufacturing is conducted in the U.K. and sales activities have been focused primarily in Europe. Foreign sales are subject to certain inherent risks, including unexpected changes in regulatory and other legal requirements, tariffs and other trade barriers, potentially adverse tax consequences and risks associated with currency fluctuations. Currently, the Company does not enter into any derivative contracts to hedge these risks.

LIMITED SALES FORCE. The Company currently has only a small sales and marketing force and intends to apply a portion of the proceeds from this offering to expand such force. There is no assurance that the Company will be able to establish a successful marketing strategy or sales and marketing organization. See "Business--Marketing and Sales."

         BROAD DISCRETION IN APPLICATION OF PROCEEDS. All of the estimated proceeds of up to $9,792,000 which the Company may receive upon the exercise in full of the Series A Warrants, the Series B Warrants, the Underwriter's
Warrants, the Series A and Series B Warrants underlying the Underwriter's Warrants and the Advisor's Warrants have been allocated to working capital and general corporate purposes. Therefore, the Company will have broad discretion as to the application of such proceeds. Such working capital may be used to pay salaries and fees to the Company's officers. See "Use of Proceeds."

         POTENTIAL ABSENCE OF PUBLIC MARKET FOR COMMON STOCK. Although the Common Stock is quoted on the Nasdaq SmallCap Market, there can be no assurance that an active trading market for Common Stock will be sustained, or that the Company will be able to meet Nasdaq's requirements for continued quotation. In the absence of an active trading market on Nasdaq or, if the Common Stock cannot be traded on Nasdaq, the Common Stock could instead be traded on the OTC Bulletin Board or in the "Pink Sheets." In such event, the liquidity and stock price of the Company's securities in the secondary market may be adversely affected. In addition, in the event the securities are delisted, broker-dealers have certain regulatory burdens imposed upon them which may discourage broker-dealers from effecting transactions in the Company's securities, further limiting the liquidity of the Company's securities.

         POTENTIAL ADVERSE EFFECT OF SHARES SOLD PURSUANT TO RULE 144.
Sales of substantial amounts of Common Stock outstanding immediately prior to this offering, under Rule 144, promulgated under the Securities Act of 1933, or otherwise, or the perception that such sales could occur, could adversely affect prevailing market prices for the Company's Securities. See "Shares Available for Future Sale."

         NO DIVIDENDS. The Company has not paid any dividends on its Common Stock to date and does not anticipate declaring or paying any dividends in the foreseeable future. The Company anticipates that all of its earnings in the foreseeable future will be retained to finance the growth of its business.

         ANTI-TAKEOVER    CONSIDERATIONS.    The   Company's    Certificate   of
Incorporation and the Delaware General Corporation Law contain certain provisions that may have the effect of inhibiting a non-negotiated merger or other business combination. These provisions, among others, may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of the Company, including transactions in which stockholders might otherwise receive a premium for their shares over the then-current market price. In addition, these provisions may limit the ability of stockholders to approve transactions that they may deem to be in their best interest.

DIRECTORS' LIMITED LIABILITY AND BROAD INDEMNIFICATION BY THE COMPANY. The Company's Certificate of Incorporation also contains provisions which limit the personal liability of the Company's directors and permits the Company to indemnify its directors, officers, employees and agents to the fullest extent permissible under the Delaware General Corporation Law. See "Description of Securities--Delaware Anti-Takeover Law."

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended ("Act") may be sought by directors, officers and controlling persons of the Company pursuant to such indemnity (or otherwise), the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Common Stock being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

RISK OF "PENNY STOCK" REGULATIONS. The Commission has adopted regulations which define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share, subject to certain exceptions. In the future, it is possible that the Common Stock may be deemed to be a "penny stock" as defined by the Exchange Act and the rules and regulations promulgated thereunder. For any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, information on the limited market in penny stocks and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. In addition, the broker-dealer must obtain a written acknowledgment from the customer that such disclosure information was provided and must retain such acknowledgment from the customer for at least three years.

         Further, monthly statements must be sent to the customer disclosing current price information for the penny stock held in the account. While many Nasdaq-listed securities would otherwise be covered by the definition of penny stock, transactions in a Nasdaq-listed security would be exempt from all but the sole market-maker provision for: (i) issuers who have $2,000,000 in tangible assets ($5,000,000 if the issuer has not been in continuous operation for three years); (ii) transactions in which the customer is an institutional accredited investor; and (iii) transactions that are not recommended by the broker-dealer. In addition, transactions in a Nasdaq-listed security directly with a Nasdaq market-maker for such securities would be subject only to the sole market-maker disclosure, and the disclosure with respect to commissions to be paid to the broker-dealer and the registered representative.

         The above described rules may materially adversely affect the liquidity for the market of the Company's securities. Such rules may also affect the ability of broker-dealers to sell the Common Stock and may impede the ability of holders (including, specifically, purchasers in this offering) of the Common Stock to sell such securities in the secondary market.

                                                  USE OF PROCEEDS

         The Company may receive $9,792,000 in proceeds upon the exercise in full of the Series A Warrants, the Series B Warrants, the Underwriter's Warrants (including the underlying Series A Warrants and Series B Warrants) and the Advisor's Warrants. All of such proceeds will be added to the Company's working capital. The Company will not receive any proceeds from the sale of the Securities by the Selling Stockholders or the Warrant Holders.

                                               SELLING STOCKHOLDERS

         The Registration Statement of which this Prospectus forms a part relates to the offering of an aggregate of 1,488,000 shares of Common Stock, 63,000 Series A Warrants and 63,000 Series B Warrants. 12,000 of such shares are being offered by certain of the Selling Stockholders; 600,000 of such shares underlying 1,200,000 Series A Warrants and 600,000 of such shares underlying 1,200,000 Series B Warrants are being offered by the Company; 150,000 of such shares being offered by certain of the Selling Stockholders underlie the Advisor's Warrants; 63,000 of such shares being offered by certain of the Selling Stockholders underlie the Underwriter's Warrants; 31,500 of such shares underlie the 63,000 Series A Warrants offered hereby and 31,500 of such shares underlie the 63,000 Series B Warrants offered hereby. Such Series A Warrants and Series B Warrants (all of which, as well as the underlying aggregate of 63,000 shares of Common Stock, are being offered by the Selling Stockholders) also underlie the Underwriter's Warrants. The costs of qualifying the Securities under federal and state securities laws, together with legal and accounting fees, printing and other costs in connection with this offering, will be paid by the Company.

         The Company may receive $9,792,000 in proceeds upon the exercise in full of the Series A Warrants, the Series B Warrants, the Underwriter's Warrants (including the underlying Series A Warrants and Series B Warrants) and the Advisor's Warrants. The Company will not receive any proceeds from the sale of the Securities by the Selling Stockholders or the Warrant Holders.

         Set forth below is a list of the Selling Stockholders and the number of shares of Common Stock which are being registered pursuant to the Registration Statement, of which this Prospectus forms a part:


                                          No. of Shares                                             No. of Shares
                                           Owned Before                No. of Shares                 Owned After
Name (1)                                     Offering                  Being Offered                   Offering
--------                                     --------                  -------------                   --------


Daphne E. Boness                                     4,000                                  4,000                -0-
                                                     8,000                                  8,000                -0-
Roy M. Boness


Theodore J. Burns                           36,000                          36,000 (2)                       -0-

Donald M. Kleban                          335,400                          140,000 (3)                  195,400

Perrin, Holden & Davenport
 Capital Corp.  ("PHD")                   100,000                          100,000 (4)                       -0-

---------------------

                                                        10

(1) The persons named in the above table have sole voting and investment power with respect to all of the Common Stock shown as beneficially owned by them, except as otherwise indicated.

(2) Includes 18,000 shares of Common Stock underlying Mr. Burns' portion of the Underwriter's Warrants; 9,000 shares of Common Stock underlying the Series A Warrants underlying such portion and 9,000 shares of Common Stock underlying the Series B Warrants underlying such portion.

(3) Includes 45,000 shares of Common Stock underlying Mr. Kleban's portion of the Underwriter's Warrants; 22,500 shares of Common Stock underlying the Series A Warrants underlying such portion and 22,500 shares of Common Stock underlying the Series B Warrants underlying such portion. Also includes 50,000 shares of Common Stock underlying Mr. Kleban's portion of the Advisor's Warrants which are immediately exercisable to purchase 25,000 shares at $2.25 per share and 25,000 shares at $3.50 per share.

(4) Includes 100,000 shares of Common Stock underlying PHD's portion of the Advisor's Warrants which are immediately exercisable to purchase 50,000 shares at $2.25 per share and 50,000 shares at $3.50 per share.

        Set forth below is a list of the Selling Stockholders reflecting the 63,000 Series A Warrants which are being registered pursuant to the Registration Statement, of which this Prospectus forms a part:


                                         No. of Warrants                                           No. of Warrants
                                           Owned Before               No. of Warrants                Owned After
Name (1)                                     Offering                  Being Offered                   Offering
--------                                     --------                  -------------                   --------



Theodore J. Burns                          18,000                           18,000 (1)                       -0-

Donald M. Kleban                           53,000                           45,000 (2)                    8,000

---------------------
(1) Includes 18,000 Series A Warrants underlying Mr. Burns' portion of the Underwriter's Warrants.

(2) Includes 45,000 Series A Warrants underlying Mr. Kleban's portion of the Underwriter's Warrants.

        Set forth below is a list of the Selling Stockholders reflecting the 63,000 Series B Warrants which are being registered pursuant to the Registration Statement, of which this Prospectus forms a part:


Name (1)                                 No. of Warrants              No. of Warrants                   No. of
--------
                                           Owned Before                Being Offered                   Warrants
                                                                       -------------
                                             Offering                                                Owned After
                                                                                                       Offering


Theodore J. Burns                            18,000                         18,000 (1)                       -0-

Donald M. Kleban                           113,000                          45,000 (2)                   68,000

---------------------
(1) Includes 18,000 Series B Warrants underlying Mr. Burns' portion of the Underwriter's Warrants.

(2) Includes 45,000 Series B Warrants underlying Mr. Kleban's portion of the Underwriter's Warrants.



                                               PLAN OF DISTRIBUTION

      The Company may issue (a) Common Stock upon the exercise of (i) the Series A and Series B Warrants held by the Warrant Holders and (ii) the Advisor's Warrants held by certain of the Selling Stockholders and may issue (b) Common Stock, Series A Warrants and Series B Warrants upon the exercise of the Underwriter's Warrants held by certain of the Selling Stockholders. The Common Stock offered by the Warrant Holders and the Common Stock, Series A Warrants and Series B Warrants offered by the Selling Stockholders may be sold from time to time by the Warrant Holders, the Selling Stockholders, or by their pledgees, donees, transferees or other successors in interest, at their sole discretion. Such sales may be made on Nasdaq at prices and on terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Securities offered by each of the Company, the Warrant Holders and the Selling Stockholders are not being underwritten.

         In general, the Securities may be sold by one or more of the following means: (a) a block trade in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange (if the securities are then listed on an exchange); (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; or (e) other securities transactions.

        In effecting sales, brokers or dealers engaged by the Warrant Holders or Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Warrant Holders or Selling Stockholders in amounts to be negotiated immediately prior to the sale. No commissions or other fees shall be payable by the Company to any broker or dealer in connection with this offering. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with such sales.

        The Company has advised the Selling Stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market, has furnished each Selling Stockholder with a copy of Regulation M and has informed them of the need for delivery of copies of this Prospectus.


                                             DESCRIPTION OF SECURITIES

Series A and Series B Warrants

        Two Series A Warrants entitle the holder to purchase one share of Common Stock for $6.50 until July 28, 1998. Two Series B Warrants entitle the holder to purchase one share of Common Stock for $7.50 until July 28, 1999. The Company may redeem the Series And Series B Warrants at a price of $.01 for two Redeemable Warrants upon not less than 30 days prior written notice if the last sale price of the Common Stock has been at least $9.50 with respect to the Series A Warrants and $10.50 with respect to the Series B Warrants for the 20 consecutive trading days ending on the third day prior to the notice of redemption.

         The exercise price and number of shares of Common Stock issuable on exercise of the Series A and Series B Warrants are subject to adjustment in certain circumstances, including the event of a stock dividend on, or a subdivision, combination or the recapitalization of the Common Stock; or upon the sale of all of the assets of the Company or the merger or other consolidation of the Company into another corporation where the Company is not the surviving corporation. However, the Series A and Series B Warrants are not subject to adjustment for issuances of Common Stock at a price below the exercise price of the Series A and Series B Warrants.

        No fractional shares will be issued upon exercise of the Series A and Series B Warrants. However, if a Warrant Holder exercises all Series A and Series B Warrants then owned of record by him, the Company will pay to such Warrant Holder, in lieu of the issuance of any fractional share which is otherwise issuable to such warrant holder, an amount in cash based on the market value of the Common Stock on the last trading day prior to the date of exercise.

                                                   LEGAL MATTERS

        Certain legal matters in connection with the issuance of the Securities being offered by the Company will be passed upon for the Company by McLaughlin & Stern, LLP, New York, NY. A member of the firm of McLaughlin & Stern, LLP is the Secretary of the Company and owns 10,700 shares of Common Stock, 1,000 Series A Warrants and 1,000 Series B Warrants.


                                                      EXPERTS

        The Consolidated Financial Statements and the financial statement schedule of the Company appearing in the Company's Annual Report on Form 10-K/A for the year ended June 30, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such Consolidated Financial Statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

        No dealer, salesperson or other person has been authorized to give any information or to make any representations in connection with this Offering other than those contained in this Prospectus and, if given or made, such information or representations must not be relied on as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this Prospectus, or an offer or solicitation of an offer to buy any securities by any person in any jurisdiction in which such offer or solicitation is not authorized or is unlawful. The delivery of this Prospectus shall not, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date of this Prospectus.
                                                    -----------

                                                 TABLE OF CONTENTS

                                                                                                               Page

Available Information . . . . . . . . . . . . . . . . . . . . . . . . . . .
Incorporation of Certain Documents  . . . . . . . . . . . . . . . . . . . .
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Recent Developments . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Selling Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . . .
Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . .
Description of Securities . . . . . . . . . . . . . . . . . . . . . . . . .
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .


                                                    -----------

   Until , 1998 (25 days after the date of this Prospectus), all dealers effecting transactions in the Securities offered hereby, whether or not participating in the distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with regard to their unsold allotments or subscriptions.

                                            IONIC FUEL TECHNOLOGY, INC.

                                         1,488,000 Shares Of Common Stock
                      63,000 Series A Warrants / 63,000 Series B Warrants
                                                 -----------------

                                                    PROSPECTUS

                                                 -----------------



                                              _________________, 1998

                                                      PART II

                                      INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

   The expenses of this offering which will be borne by the Company are estimated to be as follows:

Securities and Exchange Commission registration fee

SEC Registration Fee                          $  1,425.71
Legal Services                                      $12,000.00
Accounting Services                            $  5,000.00
Blue Sky fees and expenses                 $  5,000.00
Printing                                               $10,000.00
Miscellaneous                                       $    574.29
                                                    ---------

                                Total            $34,000.00


All of the above expenses except the registration fee are estimated.

Item 15.  Indemnification of Directors and Officers

   Paragraphs "NINTH" and "TENTH" of the Company's Certificate of Incorporation contain the following provisions with respect to the indemnification of Directors and Officers:

   "NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of
Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented."

   "TENTH: The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person."

Item 16.  Exhibits

     5     Opinion of McLaughlin & Stern, LLP *

   23.1    Consent of McLaughlin & Stern, LLP (included in Exhibit 5)
------------
* filed herewith

Item 17.  Undertakings

   Paragraph  designations  correspond to  designations  in Regulation S-B, Item
512.

   (a)  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

   (i) To include any prospectus required by Section 10(a)(5) of the Securities Act of 1933;

   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registration pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) of section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expense incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                    SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 23, 1998


                                        IONIC FUEL TECHNOLOGY, INC.


                                         By:__________________________
                                            Douglas F. Johnston, Chairman / CFO

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                                       Title                                           Date

_________________                      Chairman / CFO                         April 23, 1998
Douglas F. Johnston


__________________                    Director / Pres. / CEO                April 23, 1998
Anthony J. S. Garner

__________________                    Principal Accounting Officer       April 23, 1998
Lesley Tyler

__________________                    Director / Treas.                         April 23, 1998
Paul C. O'Neill


__________________                    Director                                      April 23, 1998
Frank J. Hollendoner


__________________                    Director                                      April 23, 1998
Henry W. Sullivan

